UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – September 12, 2012
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Notes and Officer’s Certificate

On September 12, 2012, QEP Resources, Inc. (the “Registrant”) completed the public offering of $650,000,000 aggregate principal amount of 5.250% Notes due 2023 (the “Notes”). The Registrant intends to use the net proceeds from the offering of approximately $640.8 million, after deducting the underwriting discount and commissions and estimated offering expenses, to fund a portion of the consideration to acquire producing and undeveloped oil and gas properties in North Dakota’s Williams and McKenzie counties.  The oil and gas properties will be acquired pursuant to two related purchase and sale agreements (the “Purchase Agreements”).  Prior to the consummation of the transactions contemplated by the Purchase Agreements, the net proceeds from the offering will be held by the Registrant and a portion of the proceeds will be used to temporarily pay down any outstanding amounts under the Registrant’s revolving credit facility.

The terms of the Notes are governed by an Indenture dated as of March 1, 2012, between the Registrant and Wells Fargo Bank, National Association, as trustee, and an officer’s certificate setting forth the terms of the Notes, dated as of September 12, 2012 (the “Officer’s Certificate”).

The Notes mature on May 1, 2023.  Interest will be payable semi-annually in arrears on November 1 and May 1 of each year, beginning on November 1, 2012 at the rate of 5.250% per year.  The Notes are unsecured and rank equally with the Registrant’s other unsecured and unsubordinated indebtedness from time to time outstanding and senior in right of payment to the Registrant’s subordinated indebtedness from time to time outstanding.  If the Registrant experiences certain kinds of changes of control, it will offer to repurchase all of the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date.  The Registrant may redeem the Notes, at any time in whole or from time to time in part, at the redemption prices set forth in the Officer’s Certificate.  If neither transaction contemplated by the Purchase Agreements closes on or prior to December 31, 2012, or if both Purchase Agreements are terminated at any time prior thereto, the Registrant will be required to redeem all of the Notes at a redemption price equal to 100% of their issue price, plus accrued and unpaid interest to the date of redemption.

The Officer’s Certificate is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

4.1	Officer’s Certificate, dated as of September 12, 2012 (including form of the Registrant’s 5.250% Notes due 2023).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP RESOURCES, INC.
(Registrant)

September 14, 2012
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

4.1	Officer’s Certificate, dated as of September 12, 2012 (including form of the Registrant’s 5.250% Notes due 2023).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).